Exhibit 99.01

Neuralstem Announces Nasdaq Hearings Panel Grants Request For Continued Listing

GERMANTOWN, Md., August 7, 2019 – Neuralstem, Inc. (Nasdaq: CUR) (“Neuralstem” or the Company”) today announced that on August 6, 2019, it received a letter from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that the Nasdaq Hearings Panel (the "Panel") has granted the Company's request for continued listing of the Company's stock on the Nasdaq Stock Market.

The Panel found that the Company had (i) demonstrated compliance with the bid price requirement and (ii) addressed the Panel’s questions regarding its stockholders’ equity position and will continue its listing and that the matter is closed.

About Neuralstem, Inc.

Neuralstem is a clinical-stage biopharmaceutical company developing novel treatments for nervous system diseases of high unmet medical need. The Company has two lead development candidates:

  NSI-566 is a stem cell therapy being tested for treatment of paralysis in stroke, Amyotrophic Lateral Sclerosis (ALS) and chronic spinal cord injury (cSCI)

  NSI-189, is a small molecule in clinical development for major depressive disorder and in preclinical development for Angelman syndrome, irradiation-induced cognitive impairment, diabetic neuropathy, and stroke

Neuralstem's diversified portfolio of product candidates is based on its proprietary neural stem cell technology.

Forward-Looking Statements

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Investor Contact:

Hibiscus Bioventures
josh@hibiscusbio.com